As filed with the Securities and Exchange Commission on November 17, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	47-1161641
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

575 Anton Blvd., Suite 900

Costa Mesa, CA 92626

(888) 507-1737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad Steelberg

Chief Executive Officer

Veritone, Inc.

575 Anton Blvd., Suite 900

Costa Mesa, CA 92626

(888) 507-1737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge David C. Lee K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 253-0900	Jeffrey B. Coyne General Counsel and Secretary Veritone, Inc. 575 Anton Blvd., Suite 900 Costa Mesa, California 92626 (888) 507-1737	Ryan C. Wilkins Stradling, Yocca, Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-221570

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value of $0.001 per share	201,250	$23.00	$4,628,750	$577

(1)	The Registrant previously registered securities on a Registration Statement on Form S-1 (File No. 333-221570), which was declared effective on November 17, 2017. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional 201,250 shares of common stock having a proposed maximum aggregate offering price of $4,628,750 is hereby registered, which includes an additional 26,250 shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. The registration fee is based on the public offering price.
(3)	A registration fee of $2,916 was previously paid in connection with the initial filing of the Registration Statement on Form S-1 (File No. 333-221570).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, Veritone, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-1 with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-221570), which the Registrant initially filed with the Commission on November 15, 2017 (the “Prior Registration Statement”), and which the Commission declared effective on November 17, 2017.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 201,250 shares, 26,250 of which are issuable upon exercise of the underwriters’ option to purchase shares of the Registrant’s common stock to cover over-allotments, if any. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of K&L Gates LLP.

23.1	Consent of Marcum LLP.

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1	Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-221570), originally filed with the Securities and Exchange Commission on November 15, 2017 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on this 17th day of November, 2017.

VERITONE, INC.

By:	/s/ Chad Steelberg
Chad Steelberg, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chad Steelberg Chad Steelberg	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 17, 2017

* Ryan Steelberg	President and Director	November 17, 2017

/s/ Peter F. Collins Peter F. Collins	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	November 17, 2017

* Nathaniel Checketts	Director	November 17, 2017

* Jeff P. Gehl	Director	November 17, 2017

* G. Louis Graziadio, III	Director	November 17, 2017

* Knute P. Kurtz	Director	November 17, 2017

* Christopher J. Oates	Director	November 17, 2017

* Edward J. Treska	Director	November 17, 2017

* Frank E. Walsh, III	Director	November 17, 2017

*By:	/s/ Chad Steelberg Chad Steelberg Attorney-in-Fact